Exhibit 99.1

CLSH Shareholder Update Script

January 13, 2023

CAUTIONARY STATEMENT

The presentation that you are about to see, along with the commentary from the CEO, Andrew Glashow, will contain what are referred to as “forward looking statements.” Such statements relate to, among other things, the Company’s estimates regarding revenue growth and gross margins of our Nevada wholesale and retail operations and projections; the Company’s projections of financial results for our Nevada wholesale and retail operations; the Company’s debt level expectations; the performance and ramp-up in business of our new cultivation joint venture and our pre-roll division; the potential yield and revenue of our cultivation joint venture and pre-roll division and any other statements that may predict, forecast, indicate or imply future plans, intentions, levels of activity, results, performance or achievements and involve known and unknown risks, uncertainties and other factors which may cause the actual plans, intentions, activities, results, performance or achievements of the Company to be materially different from any future plans, intentions, activities, results, performance or achievements expressed or implied by such forward looking information or comments.

To get a more complete understanding of the current state of the Company and the risk factors associated with your investment, please consult the Annual Report on Form 10K, the recently filed 10Q and 8K’s, all of which are available on the company’s website at https://www.clsholdingsinc.com. This presentation is also available on the Company’s website.

PRESENTATION

Good morning. My name is Andrew Glashow and I am the President and CEO of CLS Holdings USA Inc. The last time I spoke to you about the Company was on November 17, 2022 at the Annual Shareholder’s Meeting. A lot has happened since then, so I wanted to take a few minutes to share with you what we have been doing at CLSH these past two months.

I want to start with what I think is the most exciting news of the last 2 months: On November 30, 2022 CLSH was granted a Prospective Cannabis Lounge License after a rigorous application and vetting process by the Nevada Cannabis Compliance Board. The prospective license means that we have met the core criteria for obtaining a cannabis consumption lounge license and now must move to the next stage of showing that we have the location, protocols and procedures to run a lounge business. I have already formed a task force in the Company to explore lounge concepts, décor and business models so that we can begin putting together the vision of the “Oasis Cannabis Consumption Lounge” which will be located next to our dispensary in the City of Las Vegas. It is important to note that there were only 20 prospective licenses given to existing dispensaries in the entire state of Nevada. We were one of those 20. Out of the 20, only 5 are located in the City of Las Vegas. We are one of those 5. It is fair to say that holding a license is a real advantage in a competitive marketplace and we are now poised to create a significant revenue stream in late 2023 that complements our existing retail and production businesses.

The cannabis consumption lounge presents an opportunity for us to sell our City Trees and Naked City brands, along with others, in the lounge and to build our brand recognition as well as a community connected to our brand and unique culture. We are in the early stages of determining what we want the lounge to be and I look forward to sharing with you more exciting developments on this front over the ensuing months.

The last time I spoke to you I talked about the Tribal Venture that we established in 2021 with the Fort McDermitt Paiute and Shoshone Tribe in Northern Nevada. That Venture allows us, in partnership with the Tribe, to obtain cultivated product grown on Tribal land at an extremely favorable price. In August and September of 2022, we completed the first harvest of 400 pounds of flower, popcorn and trim and have already packaged the product for sale under the Naked City brand. Because we obtained the cultivated product at a significant discount over normal pricing, the margins on the sale of the product from this harvest are considerably higher than we would otherwise obtain. In a highly competitive market where prices have been dropping due to that competition, the Tribal Venture allows us to continue to offer great prices on great products with greater margins.

Being mindful of the competitive environment we are in, we have implemented other measures to reduce costs without reducing quality. For example, we have strengthened and expanded our Qualified Vendor Partners for purchases of cannabis. We have established relationships with large multi-state-operators that have allowed us to significantly increase wholesale revenue and create steady and predictable revenue streams. We have achieved significant cost savings in packaging and product tracking as well. Additionally, City Trees has continued to refine its production process to minimize waste, recycle materials, maximize potency and maximize extraction yields. These actions have allowed us to maintain very healthy margins on both our wholesale and retail sales, despite the highly competitive market we operate in.

Another very exciting development relates to our pre-roll line of products. We purchased a mass-production pre-roll machine and a pre-roll oil injector which allows us to produce pre-rolls at a rate of 6,000 units every 8-hour shift. The pre-roll oil injector is the only one of its kind in the state of Nevada at the moment, which gives us a significant competitive advantage for that product line in 2023. Pre-rolls and THC infused pre-rolls represent a new and significant revenue stream for CLSH and its subsidiaries in 2023 and beyond.

November 30, 2022 represented the close of the second quarter of our fiscal year. The numbers for the second quarter are impressive. On the wholesale side, through City Trees, we increased our market share from 3.18% on revenue of $2,045,000 in the second quarter of fiscal 2022 to 5.92% on revenue of $2,733,000 for the second quarter of fiscal 2023. This represents an 86% increase in market share for the quarter over last year. By specific product lines, wholesale sales of vapes increased 83.11% during that period, concentrate sales increased by 5.95% and tinctures increased by 5.26%. The City Trees vape products are the number 1 selling vape brand in Nevada based on units sold in 2022. These numbers speak to the quality of our product, the competitive pricing of our product, the brand recognition of our product and the strength of our relationship with buyers.

We had revenue of $6,074,177 during the three months ended November 30, 2022—an increase of $660,175 or 12% compared to revenue of $5,414,002 during the three months ended November 30, 2021. Our cannabis dispensary accounted for $3,792,804---or 63% of our revenue for the three months ended November 30, 2022, an increase of $201,405, or 6%, compared to $3,591,399 during the three months ended November 30, 2021. Dispensary revenue increased because our average sales per day increased from $39,466 during the second quarter of fiscal year 2022 to $41,679 during the second quarter of fiscal year 2023. Oasis also saw a 29.06% increase in the number of transactions at the store for the three months ending November 30 2022 where there were 83,744 customer transactions vs 64,886 for that same period in 2021.

Our cannabis production facility accounted for $2,281,373, or 37%, of our revenue for the three months ended November 30, 2022---an increase of $458,770 or 25% compared to $1,822,603 for the three months ended November 30, 2021. The increase in production revenues for the second quarter of fiscal year 2023 was primarily due to an increase in our THC distillate sales which almost topped $1,000,000, as well as sales to 10 new dispensaries and significant increases in existing customer order size and frequency. These improvements occurred, in part, as a result of our addition of a new sales director, an improvement in our product mix, and the production and introduction of new products.

Increased revenue, reduced cost and expenses, new products and markets and growing brand recognition all point to a positive and prosperous 2023. It is not lost on me, however, that while there is good reason to feel encouraged, there are also risks and realities that we will have to contend with in 2023. Despite the favorable debt restructuring, the Company still has significant debt that it must retire over the next two years. The opportunity for the cannabis consumption lounge also comes with the expense of getting the lounge up and running followed by the risk that goes along with operating any new business. It is also possible that the price sensitivity of the customer will continue to cause retail prices to drop in order to remain competitive. Then there is the risk of an economic recession and a resurgence of COVID. All that said, however, CLSH is well positioned not just to weather the storm but to come out of 2023 in a very strong position. Rest assured that I, and all of the loyal and hardworking members of the management team and staff at CLSH and its subsidiaries are working tirelessly and passionately on behalf of the company and its investors. I am confident that the hard work coupled with a very solid and opportunistic business plan, will produce positive financial results in 2023. Thank you for taking the time to listen to me today. I look forward to the next time I will be able to speak to you about how far we have come and how much further we intend to go.